UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Loan and Security Agreement Amendment

On April 23, 2015, in connection with the sale by Zogenix, Inc. (the “Company” or “Zogenix”) of its Zohydro ER business pursuant to the Asset Purchase Agreement (as defined below), the Company, Oxford Finance LLC (“Oxford”) and Silicon Valley Bank (“SVB”) entered into an amendment (the “Loan Amendment”) to the loan and security agreement, dated December 30, 2014, among the Company, Oxford, as collateral agent, and the lenders party thereto from time to time, including Oxford and SVB (the “Loan and Security Agreement”). The Loan Amendment added an affirmative covenant requiring the Company to maintain a liquidity ratio of 1.25 to 1 through the Company’s receipt of positive data from placebo-controlled trials in the United States and European Union of ZX008. All encumbrances on the Company’s personal property related to its Zohydro ER business under the Loan and Security Agreement were terminated. The Company’s remaining obligations under the Loan and Security Agreement remain substantially unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Loan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Asset Purchase Agreement Amendment

On April 23, 2015, the Company entered into an amendment (the “APA Amendment”) to the previously announced asset purchase agreement, dated as of March 10, 2015 (as amended, the “Asset Purchase Agreement”), with Pernix Ireland Limited (“Pernix”) and Pernix Therapeutics Holdings, Inc., as guarantor (“Pernix Therapeutics”), pursuant to which, among other things, the composition of the purchase price was amended to increase the portion payable in cash from $30 million to $80 million in lieu of the initially contemplated $50 million secured promissory note from Pernix. The total consideration payable upon the closing of the transaction (the “Closing”) remained unchanged, consisting of (a) 1,682,086 shares of Pernix Therapeutics common stock; and (b) $80 million in cash, $10 million of which would be deposited into escrow to fund potential indemnification claims for a period of twelve months following the Closing. In addition, the APA Amendment granted Pernix a right to appoint a wholly-owned subsidiary of Pernix Therapeutics as a substitute purchaser to assume Pernix’s rights and obligations under the Asset Purchase Agreement. On April 23, 2015, Pernix exercised such right and appointed Ferrimill Limited (“Ferrimill”), an Irish corporation, as a substitute purchaser.

Additional information with respect to the Asset Purchase Agreement is available in the current report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 10, 2015, and is hereby incorporated by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement and the APA Amendment, copies of which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 24, 2015, the Company closed the previously announced sale of its Zohydro ER business to Ferrimill (the substitute purchaser appointed by Pernix) pursuant to the Asset Purchase Agreement. At the Closing, the Company received $80 million in cash, $10 million of which has been deposited in escrow to fund potential indemnification claims for a period of 12 months, and 1,682,086 shares of Pernix Therapeutics common stock. As previously reported, the Company, in addition to agreeing to indemnification provisions customary for transactions of this nature, has also agreed to indemnify Ferrimill for certain intellectual property matters up to an aggregate amount of $5 million.

In addition to the cash payment paid at Closing, the Company is eligible to receive additional cash payments of up to $283.5 million based on the achievement of pre-determined milestones, including a $12.5 million payment upon approval by the U.S. Food and Drug Administration of an abuse-deterrent extended-release hydrocodone tablet (currently in development in collaboration with Altus Formulation Inc.) and up to $271 million in potential sales milestones. Pursuant to the Asset Purchase Agreement, Ferrimill has agreed to use commercially reasonable efforts (as defined in the Asset Purchase Agreement) to meet such milestones. Furthermore,

Ferrimill will assume responsibility for the Company’s obligations under the purchased contracts and regulatory approvals, as well as other liabilities associated with the Zohydro ER business arising after the Closing date. The Company will retain all liabilities associated with the Zohydro ER business arising prior to the Closing date.

The information set forth under “Asset Purchase Agreement Amendment” in Item 1.01 above is incorporated into this Item 2.01 by reference.

In connection with the Closing, the Company is filing herewith certain pro forma financial information related to the sale of the Zohydro ER business, which is attached hereto as Exhibit 99.1.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 24, 2015, the Company committed to a restructuring plan in conjunction with the sale of the Zohydro ER business in which approximately 100 employees will transition employment to Pernix. The Company also plans to reduce its workforce by an additional 16 employees as a result of this sale. The Company expects to record charges of approximately $0.5 million for personnel costs associated with these actions. The charges that the Company expects to incur in connection with the plan are subject to a number of assumptions, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or that are associated with, the plan. The Company expects to complete the plan by the end of the third quarter of 2015.

***

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Unaudited Pro Forma Financial Statements of the Company reflecting the Closing of the sale of the Zohydro ER business are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:

i.	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014.

ii.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014.

iii.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013.

iv.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012.

(d) Exhibits.

Exhibit Number	Description

2.1†*	Asset Purchase Agreement, dated March 10, 2015, by and among Zogenix, Inc., Pernix Ireland Limited and Pernix Therapeutics Holdings, Inc.

2.2	Amendment to Asset Purchase Agreement, dated April 23, 2015, by and among Zogenix, Inc., Pernix Ireland Limited and Pernix Therapeutics Holdings, Inc.

10.1	First Amendment to Loan and Security Agreement, dated April 23, 2015, by and among Zogenix, Inc., Oxford Finance LLC, as collateral agent for the Lenders (as defined therein) and Silicon Valley Bank

99.1	Unaudited pro forma consolidated balance sheet as of December 31, 2014 and unaudited pro forma consolidated statements of operations for the years ended December 31, 2014, December 31, 2013 and December 31, 2012.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Current Report on Form 8-K and filed separately with the Securities and Exchange Commission.
*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Zogenix cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Zogenix’s business, including, without limitation: the ability of Ferrimill and Pernix Therapeutics to achieve the pre-determined sales and manufacturing milestones; the value of the common stock consideration is subject to changes based on fluctuations in the value of Pernix Therapeutics’ common stock; the Company’s need to retain skilled employees and consultants; and other risks detailed in Zogenix’s prior public periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Zogenix undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: April 28, 2015	By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1†*	Asset Purchase Agreement, dated March 10, 2015, by and among Zogenix, Inc., Pernix Ireland Limited and Pernix Therapeutics Holdings, Inc.

2.2	Amendment to Asset Purchase Agreement, dated April 23, 2015, by and among Zogenix, Inc., Pernix Ireland Limited and Pernix Therapeutics Holdings, Inc.

10.1	First Amendment to Loan and Security Agreement, dated April 23, 2015, by and among Zogenix, Inc., Oxford Finance LLC, as collateral agent for the Lenders (as defined therein) and Silicon Valley Bank

99.1	Unaudited pro forma consolidated balance sheet as of December 31, 2014 the unaudited pro forma consolidated statements of operations for the years ended December 31, 2014, December 31, 2013 and December 31, 2012.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Current Report on Form 8-K and filed separately with the Securities and Exchange Commission.
*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.